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                                                                    EXHIBIT 10.8

                                    SUBLEASE

1.    PARTIES.

      This Sublease ("Sublease"), dated for reference purposes dated as of July 6, 2001, is made between WebSideStory, Inc. ("Sublessor"), and Avexus, Inc. ("Sublessee").

2.    MASTER LEASE.

      Sublessor is the tenant under a written lease dated August 23, 1999 (the "Master Lease"), wherein LNR Seaview, Inc, a California corporation ("Lessor") leased to Sublessor the real property located in the City of San Diego, County of San Diego, State of California, described as: 10182 Telesis Court, Suites 400, 500 and 600, San Diego, California, 92121 ("Master Premises"). A true and correct copy of the Master Lease is attached hereto as Exhibit A. Any capitalized terms used herein and not defined herein shall have the meanings set forth for such capitalized terms in the Master Lease.

3.    SUBLEASED PREMISES; USE.

      Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises: the portion of Suite 600 at 10182 Telesis Court indicated on Exhibit B attached hereto and consisting of 10,345 rentable square feet on the sixth floor (the "Subleased Premises"). Sublessee shall have exclusive use of that portion of the Subleased Premises consisting of 7,902 usable square feet and shared use of the remainder of the Subleased Premises, as set forth on Exhibit B, and Sublessor (and any future subtenant or assignee of Sublessor) and Sublessee shall share the Board Room, employee lounge and reception areas set forth on Exhibit B The parties acknowledge and agree upon the accuracy of said square feet figure. Sublessee may use the Subleased Premises for the uses identified in Section 1.12 and Article 6.1 of the Master Lease.

4.    TENANT IMPROVEMENTS AND UTILITIES.

      At Sublessee's option and with Sublessor's consent hereby, Sublessee may construct, at its expense, within the Subleased Premises such tenant improvements as Sublessee desires, in each case based on plans and specifications to be reasonably approved by Sublessor and subject to Lessor's approval under the Master Lease. Utilities, security service and other expenses directly related to the entire sixth floor of the Master Premises (and not constituting Direct Expenses or Utilities Costs) will be allocated between the Sublessee and the Sublessor so that Sublessee will pay to Sublessor each month as invoiced by the applicable service provider, 10,345/18,599, or 55.6%, of the total charges as reflected on such invoices.

5.    WARRANTIES AND COVENANTS OF SUBLESSOR.

      Sublessor warrants and represents that, as of the Commencement Date (defined below), (i) the Subleased Premises complies with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Subleased Premises are in good and clean operating condition and repair, (iii) the

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      electrical, mechanical, HVAC, plumbing, sewer, elevator, doors, and other systems serving the Subleased Premises are in good operating condition and repair and (iv) that there are no "Hazardous Materials" present in the Subleased Premises. Sublessor shall, promptly after receipt of notice from Sublessee, remedy any non-compliance with such warranty at Sublessor's sole cost and expense.

      As an inducement to Sublessee to enter the Sublease, Sublessor represents and warrants that (i) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Lessor or Sublessor to perform their respective obligations under the Master Lease or of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts that might result in any such actions, suits or proceedings; (iii) there is no pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.

      Sublessor shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder that in any such case would affect the Sublessee without, in each instance, Sublessee's prior written consent; (iii) pay the rent due and perform all of Sublessor's other obligations under the Master Lease, except to the extent that Sublessee is obligated to perform such other obligations under the Sublease; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Lessor to terminate the Master Lease or declare any provision thereof to have become ineffective; and (v) enforce performance of all obligations of Lessor under the Master Lease. In enforcing performance of all such obligations of Lessor, Sublessor shall (a) upon Sublessee's written request, immediately notify Lessor of its nonperformance under the Master Lease and request that Lessor perform its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), or commence a lawsuit or other action in Sublessor's name, to obtain the performance required from Lessor under the Master Lease, provided that Sublessee pays all costs and expenses incurred in connection with any such lawsuit or other action. Sublessor will also deliver all notices received from or sent to the Lessor affecting the Subleased Premises, including, without limitation, any notices relating to any breaches or defaults under the Master Lease.

6.    TERM.

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      For purposes of this Sublease, the term of this Sublease ("Sublease Term")
      shall commence on July 6, 2001 (the "Commencement Date") and, unless earlier terminated, continue for the term of the Master Lease, that is, until January 10, 2007. Sublessor shall deliver possession of the Subleased Premises no later than one (1) day after the receipt by Sublessor of the Lessor's consent referred to in Section 17. Notwithstanding the foregoing, if Sublessor has not delivered possession to Sublessee within one (1) day after receipt by Sublessor of the Lessor's consent referred to in Section 17, then at any time thereafter and before delivery of possession of the Subleased Premises to Sublessee, Sublessee may give written notice to Sublessor of Sublessee's intention to terminate this Sublease in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

7.    RENT.

      Sublessee shall pay to Sublessor Basic Rent on 10,345 rentable square feet as set forth below. Such Basic Rent payments shall be without deduction, setoff, notice or demand, at 10182 Telesis Court, Suite 600, San Diego, California, 92121, or at such other place as Sublessor shall designate from time to time by written notice to Sublessee and shall consist of the following sums for the following periods on the first day of each month of the Term:

Month                  Monthly Basic Rent
-----                  ------------------
 1-12                       $22,570
13-24                       $23,473
25-36                       $24,412
37-48                       $25,388
49-60                       $26,404
61-66                       $27,460

      For July, 2001, Sublessee shall pay to Sublessor upon execution of this Sublease and of the Lessor's consent an amount equal to $18,930.00. In the event that the Lessor has not provided consent by August 1, 2001, then either the Sublessor or the Sublessee may cancel this Sublease without any further financial or legal obligation to the other party.

      Sublessee shall deliver to Sublessor upon Lessor's consent to this Sublease $22,570 as a Cash Security Deposit, in accordance with Section 5 of the Master Lease, and Sublessee shall also post, upon Lessor's consent to this Sublease, an irrevocable Letter of Credit for the duration of the Sublease Term for the benefit of Sublessor, in the amount of $ 101,565. Sublessee shall renew such Letter of Credit annually and provide Sublessor written confirmation of the renewal of such Letter of Credit no later than ninety (90) days

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      prior to its expiration. Any failure to renew the Letter of Credit or to provide such 90 days advance notice will be deemed an event of default under this Sublease. The Letter of Credit may be drawn upon only to cure, and only to the actual extent of an actual economic default of the Sublessee. Subject to the amount and time frame set forth above, the mechanics with respect to said Letter of Credit shall be in accordance with Sections 5.2 (a) and (c) of the Master Lease. Such Letter of Credit will be reduced on the first anniversary of such Letter of Credit to $67,710 provided, however, that such Letter of Credit shall not be reduced if at such time Sublessee is in default on any obligation under this Sublease, beyond the applicable notice and cure period. Basic Rent for the partial months shall be prorated on a per diem basis based on the actual number of days in the month in which the Sublease commences and ends. For purposes of this Sublease, "Base Year" shall mean calendar year 2000, and Sublessee's Tenant's Percentage shall be 8.4%. Sublessee's Tenant's Percentage is determined by dividing 10,345 of rentable square feet in Subleased Premises by 122,798, the rentable square feet of the Building and expressing the result as a percentage. Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses and Utilities Costs in the same manner as set forth in, and pursuant to the terms of, Article 4 of the Master Lease. In no event shall Sublessee's obligation to pay Direct Expenses and Utilities Costs exceed Sublessee's Tenant's Percentage share of Direct Expenses and Utilities Costs due and payable by Sublessor under the Master Lease. Sublessee shall pay Sublessee's Tenant's Percentage of Direct Expenses and Utilities Costs as and when the same is due and payable to Lessor under the Master Lease and no earlier. Sublessee shall be entitled to its pro rata share of all credits, if any, given by Lessor to Sublessor for Sublessor's and/or Sublessee's overpayment of Direct Expenses and Utilities Costs. Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor under the Master Lease for whatever reason to the extent that such abatement relates to the Subleased Premises and the Sublease term. Sublessee shall be permitted to request after-hours air conditioning services, and the actual amounts for such services that are charged to Sublessor will be paid by Sublessee.

8.    MAINTENANCE.

      Sublessee shall have all maintenance obligations of the tenant under the Master Lease applicable to the Subleased Premises. Sublessor shall have no maintenance or repair obligations with respect to the Subleased Premises.

9.    PERSONAL PROPERTY.

      During the Term of the Sublease, Sublessee shall be allowed to use the items of personal property (e.g. furniture, cubicles, etc.) currently located in the Subleased Premises and as listed and described on Exhibit
      C. Sublessee shall keep all such items in good condition and repair and return same to Sublessor at the end of the Term, subject to ordinary wear and tear. Any modifications to such items shall be subject to the prior written approval of Sublessor; provided, however, that in the event any such modifications are approved, such items shall be returned to Sublessor at the end of the Sublease Term with such approved modifications intact. The parties agree that $2,733 of the monthly Basic Rent shall be allocated to the lease of personal property referenced in this Section 9.

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10.   OTHER PROVISIONS OF SUBLEASE.

      All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Subleased Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Subleased Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 7 of this Sublease. The parties agree that the Waiver of Subrogation set forth in Section 22(i) shall apply as between Sublessor and Sublessee notwithstanding anything to the contrary in the Sublease or Master Lease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates for any reason other than a default by Sublessor as Tenant under the Master Lease, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease. If the Master Lease terminates for a default by Sublessor as Tenant under the Master Lease, this Sublease shall terminate except as otherwise agreed to by Lessor and Sublessee, and Sublessor shall not be relieved of any liability or obligation under this Sublease. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If Lessor seeks to terminate the Master Lease because of a default or alleged default by Sublessor under the Master Lease, Sublessor shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Sublessee and Sublessor and to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease (and as a consequence thereof any forfeiture of the Sublease) to which Sublessor may be entitled at law or in equity.

11.   NONAPPLICABLE MASTER LEASE PROVISIONS.

      Notwithstanding Section 10 above, (a) the following sections of the Master Lease shall not apply under this Sublease: In the Summary of Basis Lease
      Information: Section 1.2 (Tenant's Address); Section 1.5 (Premises);
      Section 1.6 (Term); Section 1.7 (Estimate of Commencement Date); Section
      1.8 (Monthly Basic Rent); Section 1.9 (Tenant's Percentage); Section 1.10 (Base Year); Section 1.11 (Security Deposit); Section 1.13 (Tenant Improvements); Section 1.15 (Parking with respect to exclusive spaces only); in the Master Lease itself: Section 1.4 (Suite 400) Article 2
      (Term); Article 3.1 (with respect to the amount of Basic Rent);
      Section 4.4(g) (first sentence only); Section 5.1 (first and last sentence only); Section 5.2(a) (first sentence only); Section 5.2(b) (Letter of Credit amount); Section 6.3(a); Section 7 (only with respect to specified addresses); Section 8; Section 12.5; Section 12.6; Section 31 (second sentence only); Article 34 (Right of First Refusal); Article 35 (Temporary Space); Article 36 (Option Term); Exhibit B, Exhibit C

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      (Work Letter Agreement) and Exhibit D; (b) references in the following provisions to "Landlord" shall mean Lessor only: in the Summary of Basic Lease Information: Section 1.1; in the Master Lease itself: Sections 1.2; 1.3; 4.2; 4.4(c); 4.4(d); 4.4(e); 4.6; 4.7 (Tenant's Audit Rights); 6.2;
      11.2; 12.1(c) (second to last sentence only); 12.1(d); Article 18; Article 19; Article 25; Section 28.1; and Article 30; and Exhibit E.;. Notwithstanding Section 14 of the Master Lease, a sale or transfer of Sublessee's capital stock shall not be deemed an assignment, subletting or any other transfer of the Sublease or the Subleased Premises.

12.   SIGNAGE AND PARKING.

      Sublessee and Sublessor will mutually agree in good faith on acceptable signage for both parties in the shared sixth floor reception areas and lobby signage (subject to the consent of Lessor). Any other signage of Sublessee will be as Sublessee and Lessor may mutually agree. Sublessee shall have use of 44 parking spaces per Section 1.16 of the Master Lease, subject to the other parking provisions of the Master Lease.

13.   ATTORNEYS' FEES.

      If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

14.   AGENCY DISCLOSURE.

      Sublessor and Sublessee each warrant that they have dealt with no real estate broker finders, agents or salesmen in connection with this transaction except that Sublessor consulted with Irving Hughes. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party's actions or dealings with such agent, broker, salesman or finder.

15.   COMMISSION.

      Upon execution of this Sublease, and consent thereto by Lessor, Sublessor shall pay Irving Hughes a consulting fee in the amount of up to one percent (1%) of the value of the Sublease Basic Rent for the Sublease
      Term for services rendered in effecting this Sublease of the Subleased Premises. Such commission shall be paid by Sublessor upon the Commencement Date.

16.   NOTICES.

      All notices and demands, which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be hand delivered or sent by nationally recognized overnight courier to the Sublessee at the Subleased Premises, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be hand delivered or sent by nationally recognized overnight courier to the Sublessor at the address set forth above in Section 7, and to such

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      other person or place as a the Sublessor may from time to time designate in a notice to the Sublessee.

17.   CONSENT BY LESSOR.

      THIS SUBLEASE AND SUBLESSOR'S AND SUBLESSEE'S OBLIGATIONS HEREUNDER ARE CONDITIONED UPON THE WRITTEN CONSENT OF LESSOR IN FORM AND SUBSTANCE SATISFACTORY TO SUBLESSEE AND SUBLESSOR AND THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR, BY AUGUST 1, 2001.

Upon receipt of notice that Lessor has consented to the Sublease, Sublessor shall promptly inform Sublessee that such consent has been obtained so that Sublessee may make arrangement with respect to any work that needs to be done to the Subleased Premises as part of Sublessee's relocation thereto.

18. RIGHT OF FIRST OFFER. Provided that Sublessee (a) is not then in default under the Sublease, beyond the applicable notice and cure period, and (b) Sublessee has at least $8,000,000 in current assets at such time then, before Sublessor offers any other space on the sixth floor of the Master Premises for subleasing or assignment to any third parties, Sublessor shall first offer such space to Sublessee by providing a written offer stating the proposed (1) term and (2) the rent per square foot of the proposed sublease and such other material terms as are applicable. Upon receipt of such written offer from Sublessor, Sublessee will have five (5) business days to accept or reject such offer. No reply by Sublessee to Sublessor's offer will be deemed to be a rejection. If either Sublessee (x) accepts such offer and the parties are unable to finalize a sublease or assignment, as applicable, for such space within thirty (30) days after the acceptance of the offer by Sublessee or (y) rejects such offer by Sublessor, Sublessor shall have six months to sublease or assign, as applicable, such space on any rates, terms and conditions that are no less favorable than the rates, terms and conditions offered to Sublessee. For purposes of the foregoing, "no less favorable" as to rent means no less than 95% of the rent rate offered to Sublessee.

19. MUTUAL NON-SOLICITATION.

Throughout the Sublease Term, neither Sublessor nor Sublessee shall solicit for employment the employees of the other party.

20. MISCELLANEOUS.

Should any provision of this Sublease be invalid, illegal or unenforceable, the remaining provisions will continue as valid, legal and enforceable. This Sublease constitutes the entire agreement between the parties with respect to its subject matter. No oral modification or waiver of any provision of this Sublease will be binding on either party. Any failure of either party to enforce this Sublease as to any breach by the other party will not be deemed to be a waiver. In the event that the Master Lease is terminated and Lessor recognizes the Sublease, upon the written

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request of Sublessee, Sublessor shall promptly transfer the security deposit and letter of credit to Lessor, provided that Sublessee is not then in default under this Sublease.

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In witness whereof the parties below enter into this Agreement as of the dates first above written.

SUBLESSOR: WEBSIDESTORY, INC.                     SUBLESSEE: AVEXUS,INC.,
a Delaware Corporation                            a Delaware Corporation

By: /s/ MEYAR SHEIK                               By: /s/ ROBERT FYFE

Name: MEYAR SHEIK                                 Name: ROBERT FYFE

Title: C.O.O                                      Title: SVP OPERATIONS

Date: 7/26/01                                     Date: 7/26/01

    [Signature Page to Sublease Agreement for 10182 Telesis Court Suite 400]